UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
PEPCO HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)		001-31403 (Commission File Number)	52-2297449 (IRS Employer Identification No.)
701 Ninth Street, N.W., Washington, DC (Address of principal executive offices)			20068 (Zip Code)
Registrant's telephone number, including area code (202) 872-3526
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc. Form 8-K
Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

          On December 9, 2005, Pepco Holdings, Inc. ("PHI") sent a notice to the directors and executive officers of PHI notifying them of a blackout with respect to the PHI savings plans. The blackout period will begin at 4:00 p.m., Eastern time, on Tuesday, January 10, 2006 and will end during the week of January 15, 2006. The Company provided this notice in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the blackout trading restriction rules. PHI received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, on December 9, 2005. During the blackout period and for two years after the end of the blackout period, security holders and other interested persons may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period by contacting Ellen Sheriff Rogers, Vice President and Corporate Secretary, Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, 202-872-3526.

A copy of the notice of the blackout period to directors and executive officers of PHI is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are filed herewith:
	Exhibit No.	Description of Exhibit
	99.1	Notice of Blackout Period to Directors and Executive Officers of Pepco Holdings, Inc. dated December 9, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PEPCO HOLDINGS, INC. (Registrant)
Date December 9, 2005			/s/ A. J. KAMERICK Name: Anthony J. Kamerick Title: Vice President and Treasurer
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